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                                                                    EXHIBIT 4.3


                   CERTIFICATE OF DESIGNATIONS, PREFERENCES

                            AND RIGHTS OF SERIES A

                      PREFERRED STOCK OF 7TH LEVEL, INC.


     7TH LEVEL, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

          Pursuant to authority conferred upon the Board of Directors (the "Board") by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and pursuant to the provisions of (S)151 of the Delaware General Corporation Law, the Board, at a meeting held on May 1, 1998, adopted the following resolution providing for the powers, designations, preferences and rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock.

          WHEREAS, the Certificate of Incorporation provides for two classes of shares known as common stock, $.01 par value per share (the "Common Stock"), and preferred stock, $.01 par value per share (the "Preferred Stock"); and

          WHEREAS, the Board is authorized by the Certificate of Incorporation to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in any such series and to fix the powers, designations, preferences and rights of the shares of any such series and the qualifications, limitations and restrictions thereof.

          NOW, THEREFORE, BE IT RESOLVED, that the Board deems it advisable to, and hereby does, designate a Series A Preferred Stock and fixes and determines the powers, designations, preferences and rights, and the qualifications, limitations and restrictions relating to the Series A Preferred Stock as follows:

     1. Designation. The shares of such series of Preferred Stock shall be designated "Series A Preferred Stock" (referred to herein as the "Series A Stock").
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     2.   Authorized Number.  The number of shares constituting the Series A
Stock shall be  15,000.

     3. Ranking. The Series A Stock shall rank, as to dividends, rights upon liquidation, dissolution or winding up, senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation. (All equity securities of the Corporation to which the Series A Stock ranks prior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, including the Common Stock, are collectively referred to herein as "Junior Securities," all equity securities of the Corporation with which the Series A Stock ranks on a parity, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, are collectively referred to herein as "Parity Securities," and all equity securities of the Corporation to which the Series A Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, are collectively referred to herein as "Senior Securities").

     4.   Dividends.

          (a) Dividend Accrual and Payment. Dividends shall accrue on the shares of Series A Stock on the date of the issuance of the shares of Series A Stock (the "Original Issue Date") (or if shares of Series A Stock are issued after the Original Issue Date, the "Subsequent Issue Date") at the rate of 8% per share per annum (expressed as a percentage of the $1,000 per share liquidation preference). The holders of shares of Series A Stock shall be entitled to receive such dividends when and as declared by the Board, in (i) cash, (ii) shares of Common Stock (or fractions thereof) computed by dividing the amount of the dividend by the Market Price (as defined) of the Common Stock or (iii) in the event the Corporation does not have sufficient shares of Common Stock authorized at the time of the applicable Dividend Payment Date (or fractions thereof) shares of Series A Stock valued at the Series A Issue Price (as defined below), out of assets legally available for such purpose, quarterly in arrears on the 30th day of January, April, July or October of each year (each of such dates being a "Dividend Payment Date"), commencing October 30, 1998. As used herein, "Market Price" means, with respect to the shares of Common Stock,
(a) if the shares are listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the last reported sales price as reported on such exchange or market; (b) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market, the average of the last reported closing bid and asked quotation for the shares as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or a similar service if NASDAQ is not reporting such information; (c) if the shares are not listed or admitted for trading on any national securities exchange or included in The Nasdaq National Market or Nasdaq SmallCap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the shares as quoted by a market maker in the shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation). In the absence of any available public quotations for the Common Stock, the Board shall determine in good faith the fair value of the Common Stock, which determination shall be set forth in a certificate by the Secretary of the Corporation. Such dividends shall be paid

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to the holders of record at the close of business on the date specified by the
Board at the time such dividend is declared, provided, however, that such date shall not be more than 60 nor less than 10 days prior to the applicable Dividend Payment Date. Dividends on the Series A Stock shall be cumulative and shall accrue on each share whether or not earned, from and after the Dividend Payment Date coincident with or next preceding the issuance of such share; provided, however, that dividends payable on the first Dividend Payment Date shall so accrue from and after the date immediately succeeding the Original Issue Date. If the Original Issue Date or the Subsequent Issue Date, as the case may be, is on a date which does not coincide with a Dividend Payment Date, then the dividend accrual period applicable to such shares shall be the period from the Original Issue Date or the Subsequent Issue Date, as the case may be, through whichever of January, April, July or October next occurs after the Original Issue Date or the Subsequent Issue Date, as the case may be. If the date fixed for payment of a final liquidating distribution on any shares of Series A Stock, or the date on which any shares of Series A Stock are exchanged into Series B Stock does not coincide with a Dividend Payment Date, then subject to the provisions hereof relating to such payment or exchange, the final dividend accrual period applicable to such shares shall be the period from whichever of January, April, July or October most recently precedes the date of such payment or exchange through the effective date of such payment or exchange. The rate at which dividends are paid shall be adjusted for any combinations or divisions or similar recapitalizations affecting the shares of Series A Stock. So long as any shares of Series A Stock are outstanding, the amount of all dividends paid with respect to the shares of Series A Stock pursuant to this Section 4(a) shall be paid pro rata to the holders entitled thereto.

          (b) Dividend Limitation on Junior Securities. So long as any shares of Series A Stock are outstanding, the Corporation shall not declare, pay or set apart for payment, any dividend on any Junior Securities or make any payment on account of, or set apart for payment, money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than in each case distributions or dividends in Junior Securities to the holder of Junior Securities). Notwithstanding the foregoing, the Corporation may expend up to $1,000,000 to purchase shares of Junior Securities or options to purchase Junior Securities from officers, directors, employees and consultants of the Corporation upon their departure from the Corporation.

          (c) Participation Rights. In addition to and subject to the payment of any Liquidation Payments (as defined), the holders of the shares of Series A Stock shall be paid an amount equal to .004% per share of all dividends and distributions payable with respect to the Common Stock including, without limitation, payment resulting from any liquidation, dissolution or winding up of the Corporation, merger or sale of substantially all of the Corporation's assets.

          (d) Dividends on Fractional Shares. Each fractional share of Series A Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Series A Stock pursuant to Section 4(a) hereof, and all such dividends

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with respect to such outstanding fractional shares shall be fully cumulative and shall accrue (whether or not declared), and shall be payable in the same manner and at such times as provided for in Section 4(a) hereof with respect to dividends on each outstanding share of Series A Stock.

     5.   Liquidation.

          (a) Liquidation Procedure. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Stock shall be entitled to be paid an amount equal to (i) $1,000 per share of Series A Stock, representing the liquidation preference per share of the Series A Stock (as adjusted for any combinations, divisions or similar recapitalizations affecting the shares of Series A Stock) (the "Series A Issue Price"), plus (ii) all accrued and unpaid dividends on the Series A Stock to such date (together with the Series A Issue Price, the "Liquidation Payments"). If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Stock shall be insufficient to permit payment in full to the holders of Series A Stock of the Liquidation Payments, then the entire assets of the Corporation shall be distributed ratably among such holders in proportion to the full respective distributive amounts to which they are entitled.

          (b) Remaining Assets. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the holders of Series A Stock shall have been paid in full the Liquidation Payments, the remaining assets of the Corporation may be distributed ratably per share in order of preference to the holders of Junior Securities in accordance with their terms.

          (c) Notice of Liquidation. Written notice of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to each holder of record of Series A Stock at his post office address as shown by the records of the Corporation.

          (d) Fractional Shares. The Liquidation Payments with respect to each outstanding fractional share of Series A Stock shall be equal to a ratably proportionate amount of the Liquidation Payments with respect to each outstanding share of Series A Stock.

     6.   Redemption.

          (a) Mandatory Redemption. The shares of Series A Stock shall be exchanged into fully paid and nonassessable shares of Series B Stock having an equal liquidation preference at one day after the date the amendment to the Corporation's Certificate of Incorporation increasing the Corporation's number of authorized shares of Common Stock to allow sufficient shares for issuance of shares of Series B Stock (the "Amendment") is filed with the Secretary of State of the State of Delaware. Such stockholder vote shall take place as soon as practicable but in no event later

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than six months following the Original Issue Date. The holders of shares of
Series A Stock by acceptance of the shares of Series A Stock agree to vote in favor of the Amendment. The Corporation shall promptly notify the holders of shares of Series A Stock upon the filing of the Amendment with the Secretary of State of the State of Delaware. Upon the filing of the Amendment with the Secretary of State of the State of Delaware, the outstanding shares of Series A Stock to be exchanged shall be exchanged automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation. Upon the exchange of shares of Series A Stock as provided in this Section 6, the Corporation shall pay, on the immediately succeeding Dividend Date, all then accrued but unpaid dividends on the Series A Stock to the holders of the Series A Stock being converted.

          (b) Redemption on Change in Control. Upon a Change of Control (as defined below), the Corporation shall submit a written offer (the "Offer") to each holder of Series A Stock to purchase any and all of the Series A Stock owned by such holder at a price per share equal to 200% of the Series A Issue Price plus an amount equal to all accrued and unpaid dividends on the shares of Series A Stock to be so redeemed to the date of redemption (the "Change of Control Redemption Date"). If the holder of Series A Stock desires to sell a number of his shares of Series A Stock, then such holder shall communicate in writing his election to sell such shares (an "Acceptance") to the Corporation within 30 days of the date the Offer was made. The Corporation shall purchase all shares of Series A Stock as to which an Acceptance was received by the Corporation within 30 days after the date of the Offer. If a holder of Series A Stock does not send an Acceptance to the Corporation, then such holder shall be deemed to have consented to the redemption by the Corporation of any Junior Securities also being redeemed in connection with the Change of Control. Any Offer made by the Corporation shall comply with the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder.

          As used herein, a "Change of Control" means when any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) or "group" (as defined in Section 13(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) of the Exchange Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the Corporation's then outstanding securities.

          On or prior to the Change of Control Redemption Date (the "Change of Control Redemption Date"), the Corporation shall deposit the Series A Issue Price plus an amount equal to all accrued and unpaid dividends on all outstanding shares of Series A Stock to be so redeemed to the Change of Control Redemption Date (the "Change of Control Redemption Price") with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the holders of the shares of Series A Stock, with irrevocable instructions and authority to the bank or trust corporation to pay the Change of Control Redemption Price for such shares to their respective holders on or after the Change of Control Redemption Date upon receipt of the certificate or certificates of the shares of Series A Stock to be redeemed. From and after the Change of Control Redemption Date, unless there shall have been a default in payment of the

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Change of Control Redemption Price, all rights of the holders of shares of
Series A Stock as holders of Series A Stock (except the right to receive the Change of Control Redemption Price upon surrender of their certificate or certificates) shall cease as to those shares of Series A Stock redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If on the Change of Control Redemption Date the funds of the Corporation legally available for redemption of shares of Series A Stock are insufficient to redeem the total number of shares of Series A Stock to be redeemed on such date, then the Corporation shall use those funds which are legally available therefor to redeem the maximum possible number of shares of Series A Stock ratably among the holders of such shares to be redeemed based upon their holdings of Series A Stock. Payments shall first be applied against accrued and unpaid dividends and thereafter against the remainder of the Change of Control Redemption Price. The shares of Series A Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Stock such funds shall immediately be used to redeem the balance of the shares of Series A Stock to be redeemed. No dividends or other distributions shall be declared or paid on, nor shall the Corporation redeem, purchase or acquire any shares of, the Common Stock or any other class or series of stock of the Corporation unless the Change of Control Redemption Price of all shares elected to be redeemed shall have been paid in full. Until the Change of Control Redemption Price for a share of Series A Stock elected to be redeemed shall have been paid in full, such share of Series A Stock shall remain outstanding for all purposes and entitle the holder thereof to all the rights and privileges provided herein, including, without limitation, that dividends and interest thereon shall continue to accrue and, if unpaid prior to the date such shares are redeemed, shall be included as part of the Change of Control Redemption Price as provided in this Section 6(b).

          "Affiliate" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity or organization including a government or political subdivision or any agency or instrumentality thereof ("Person") (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control, with such Person, or (ii) which beneficially owns or holds ten percent (10%) or more of the voting power of the Corporation. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting power by contract or otherwise.

          In lieu of making the Offer, the Corporation may, in its discretion, issue to each holder of Series A Stock warrants exercisable for 250,000 shares of Common Stock for each 1,000 shares of Series A Stock, at an exercise price of $.01 per share.

          (c) Optional Redemption. Notwithstanding anything in this Section 6, if the Amendment is not approved after a minimum of two votes of the Corporation's stockholders, the Corporation may elect to redeem all (but not less than all) outstanding shares of Series A Stock at a redemption price ("Redemption Price") per share, payable in cash, equal to the sum of (x) $1,000 plus (y) all accrued and unpaid dividends on such share of Series A Stock to the Redemption Date

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(defined below) and (z) a compounded rate of return of 30% from the Original
Issue Date to the Redemption Date. The date fixed for redemption as provided in this Section 6 is referred to herein as the "Redemption Date." The election shall be made by delivering written notice to the holders of record of shares of Series A Stock at their respective address as shown on the records of the Corporation, specifying the place and date of such redemption, at least thirty
(30) but not more than sixty (60) days prior to the Redemption Date. The Redemption Price for the shares of Series A Stock to be redeemed shall be paid on or after the Redemption Date, upon surrender of the certificate or certificates evidencing such shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Stock as holders of Series A Stock (except the right to receive the Redemption Price upon surrender of their certificate or certificates) shall cease as to those shares of Series A Stock redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

     7.   Voting Rights.

          (a) General. Holders of Series A Stock shall be entitled to notice of all meetings of the Corporation's stockholders. In addition to the rights otherwise provided for herein or by law, holders of the Series A Stock shall be entitled to one vote for each share of Series A Stock and shall vote, together with the holders of the Common Stock and any other class or series of stock then entitled to vote, as one class on all matters submitted to a vote of stockholders of the Corporation. In addition, holders of Series A Stock shall be entitled to vote as a separate class on all matters submitted to a vote of stockholders of the Corporation at one vote per share.

          (b) Appointment of Board of Directors. Commencing on the first anniversary of the Original Issue Date, the holders of the Series A Stock shall have the right to nominate one third (_) of the members of the Board, and commencing on the second anniversary of the Original Issue Date the holders of the Series A Stock shall have the right to nominate a majority of the members of the Board. Subject to applicable law, the Series A Stock shall vote as a class to elect such nominees. The Corporation acting through its Board, subject to its fiduciary duty and in accordance with its Charter Documents (as defined in the Securities Purchase Agreement, dated as of May 6, 1998 (the "Securities Purchase Agreement"), by and among the Corporation and the purchasers thereto) and applicable Law (as defined in the Securities Purchase Agreement), shall (i)
(A) increase the size of its Board in accordance with the terms of this Section 7, (B) use its best efforts to elect the nominees of the Series A Stock to the Board to the newly created directorships to hold office until their respective successors are elected at a special or annual meeting of the stockholders, and
(C) in connection with any such subsequent election of directors, nominate, recommend and do all other acts and things to cause (including, without limitation, voting all shares for which the Corporation's management or Board holds proxies (including undesignated proxies) unless otherwise provided by the stockholders submitting such proxies) the persons referenced in the preceding clause (B) to be elected to the Board. In the event the directors elected pursuant to this Section 7(b) shall cease to serve as directors for any reason, the Corporation shall cause (subject to its fiduciary duty

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and the provisions of its Charter Documents and applicable Law) the vacancies resulting thereby to be filled as promptly as practicable by persons selected by the holders of Series A Stock.

     8. Limitations on Transactions with Affiliates. The Corporation shall not, and shall not permit, cause or suffer, any of its Subsidiaries (as defined in the Securities Purchase Agreement) to, participate in an Affiliate Transaction, except in good faith and on terms that are no less favorable to the Corporation or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's length basis from a person not an Affiliate of the Corporation or such Subsidiary. "Affiliate Transaction" means the conduct of business or any transactions or series of transactions by the Corporation or any of its Subsidiaries with or for the benefit of any of their respective Affiliates.

     9. Information Rights. The Corporation shall deliver to the holders of the Series A Stock the same information which is delivered to the holders of the Common Stock. Upon written request, the Corporation shall deliver to the holders of the Series A Stock the Corporation's (i) audited annual financial statements, (ii) unaudited quarterly financial statements and (iii) annual business plan. At any time, upon the request by the holders of at least an aggregate of $1 million of liquidation preference of the Series A Stock the Corporation shall provide such holders and their representatives access to the books, records, Properties (as defined in the Securities Purchase Agreement) and officers of the Corporation so long as such access does not violate any federal or applicable state Law (as defined in the Securities Purchase Agreement); provided, however, that the holders of the Series A Stock agree to maintain the confidentiality of all non-public information received from the Corporation.

     10. No Reissuance of Series A Stock. No share or shares of Series A Stock acquired by the Corporation by reason of exchange or otherwise shall be reissued, and all such shares of Series A Stock shall be canceled, retired and eliminated from the shares of Series A Stock which the Corporation shall be authorized to issue. Any such shares of Series A Stock acquired by the Corporation or which are automatically converted or exchanged into shares of Series B Stock shall have the status of authorized and unissued shares of Preferred Stock issuable in undesignated series and may be redesignated and reissued in any series other than as Series A Stock.

     11. Exclusion of Other Rights. Except as may otherwise be required by law, shares of Series A Stock shall not have any powers, designations, preferences and rights, other than those specifically set forth herein (as may be amended from time to time) and in the Certificate of Incorporation.

     12. Registered Holders. A holder of Series A Stock registered on the Corporation's stock transfer books as the owner of shares of Series A Stock shall be treated as the owner of such shares for all purposes. All notices and all payments required to be mailed to a holder of shares of Series A Stock shall be mailed to such holder's registered address on the Corporation's stock transfer books, and all dividend payments to a holder of shares of Series A Stock made hereunder shall be deemed

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to be paid in compliance hereof on the date such payments are deposited into the mail addressed to such holder at his registered address on the Corporation's stock transfer books.

     13. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     14. Severability of Provisions. If any right, preference or limitation of the Series A Stock set forth herein (as may be amended) from time to time is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such right, preference or limitation (including, without limitation, the dividend rate) shall be enforced to the maximum extent permitted by law and all other rights, preferences and limitations set forth herein (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

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          IN WITNESS WHEREOF, the undersigned has executed this Certificate this
6th day of May, 1998.


                              7TH LEVEL, INC.


                              By:    /s/  DONALD SCHUPAK
                                  -----------------------------------
                                  Name:   Donald Schupak
                                  Title:  Chairman

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